As filed with the Securities and Exchange Commission on February 5, 2016

Registration No. 333-191991

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 REGISTRATION STATEMENT NO. 333-191991

UNDER

THE SECURITIES ACT OF 1933

AVAGO TECHNOLOGIES LIMITED

(Exact Name of Registrant as Specified in its Charter)

Singapore	98-0682363
(State of Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 Yishun Avenue 7

Singapore 768923

(65) 6755-7888

(Address of Principal Executive Offices)

Corporation Service Company

1090 Vermont Avenue NW

Washington, D.C. 20005

(800) 222-2122

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy To:

Anthony J. Richmond	Patricia H. McCall
Latham & Watkins LLP	Rebecca Boyden
140 Scott Drive	c/o Broadcom Limited
Menlo Park, California 94025	1320 Ridder Park Drive
Telephone: (650) 328-4600	San Jose, California, 95131
Facsimile: (650) 463-2600	(408) 433-8000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DESCRIPTION OF THE CORRECTION

The purpose of this Post-Effective Amendment No. 2 (this “Post-Effective Amendment”) to Registrant’s Registration Statement on Form S-3 (File No. 333-191991), filed with the Securities and Exchange Commission (“SEC”) on October 30, 2013, as amended by Post-Effective Amendment No. 1, filed with the SEC on February 1, 2015 (“Amendment No. 1”), is solely to correct a typographical error on Amendment No. 1.

Amendment No. 1 is hereby amended to replace the date ‘October 30, 2010’ in the text of Amendment No. 1 with the date ‘October 30, 2013.’

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Avago Technologies Limited, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 5, 2016.

AVAGO TECHNOLOGIES LIMITED

By:	/s/ Anthony E. Maslowski
	Name:	Anthony E. Maslowski
	Title:	Senior Vice President and Chief Financial Officer